Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2025, relating to the financial statements of Diversified Healthcare Trust and the effectiveness of Diversified Healthcare Trust’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Diversified Healthcare Trust for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 29, 2025